August 5, 2010

Queensridge Mining Resources, Inc.
912 Sir James Bridge Way
Las Vegas, Nevada 89145

Re:     Queensridge Mining Resources, Inc., Registration Statement on Form S-1

Ladies and Gentlemen:

I have acted as counsel for Queensridge Mining Resources, Inc., a Nevada corporation (the “Company”), in connection with the registration statement on Form S-1 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Act”), relating to the offering of 1,702,800 shares held by the selling shareholders described in the Registration Statement.

In rendering the opinion set forth below, I have reviewed: (a) the Registration Statement and the exhibits attached thereto; (b) the Company's Articles of Incorporation; (c) the Company's Bylaws; (d) certain records of the Company's corporate proceedings as reflected in its minute books; and (e) such statutes, records and other documents as we have deemed relevant. In my examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and conformity with the originals of all documents submitted to us as copies thereof.  In addition, I have made such other examinations of law and fact, as I have deemed relevant in order to form a basis for the opinion hereinafter expressed.

Based upon the foregoing, I am of the opinion that the 1,702,800 shares of common stock to be sold by the selling shareholders are validly issued, fully paid and non-assessable.

This opinion is based on Nevada general corporate law, including the statutory provisions, all applicable provisions of the Nevada constitution and reported judicial decisions interpreting those laws.

Very truly yours,

/s/ Puoy Premsrirut
Puoy Premsrirut, Esq.

August 5, 2010

CONSENT

I HEREBY CONSENT to the use of my opinion in connection with the Form S-1 Registration Statement filed with the Securities and Exchange Commission as counsel for the registrant, Queensridge Mining Resources, Inc.

Very truly yours,

/s/ Puoy Premsrirut
Puoy Premsrirut, Esq.